Exhibit 10.1

STANDBY PURCHASE AGREEMENT

This STANDBY PURCHASE AGREEMENT (this “Agreement”), dated as of November 11, 2014, is by and between Village Bank and Trust Financial Corp. (the “Company”) and Kenneth R. Lehman (the “Standby Purchaser”).

WITNESSETH:

WHEREAS, the Company wishes to conduct a stock offering to raise capital to support the operations of its subsidiary bank and redeem or exchange certain preferred stock that carries a 9% dividend;

WHEREAS, the Standby Purchaser wishes to acquire shares of the Company’s common stock, and is willing to assist the Company in completing a stock offering by (i) tendering to the Company certain shares of the Company’s preferred stock for discounted cash redemption and/or exchange for common stock, (ii) purchasing shares of the Company’s preferred stock held by other holders and tendering such shares to the Company for discounted cash redemption and/or exchange for common stock, and (iii) purchasing shares of the Company’s common stock from the Company for cash; and

WHEREAS, following the execution of this Agreement, the Company and the Standby Purchaser will use their best efforts so that either: (i) the Standby Purchaser enters into one or more TARP Purchase Agreements With Other Holders covering the Minimum Number of TARP Shares, or (ii) the Company enters into an agreement to redeem the Minimum Number of TARP Shares from other holders for $500.34 per share.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Standby Purchaser hereby agree as follows:

Section 1. Certain Other Definitions. The following terms used herein shall have the meanings set forth below:

“Accountants’ DTA Letter” shall mean the letter described in section 7(l).

“Agreement” shall have the meaning set forth in the preamble hereof.

“Basic Subscription Right” shall mean, for each share owned as of the Record Date, the first priority right to purchase a number of shares equal to the total number of shares offered in the Rights Offering divided by the number of shares outstanding as of the Record Date, rounded up to the nearest thousandth.

“Beneficial Ownership” shall mean beneficial ownership as defined in 12 CFR 240.13d-3.

“Business Day” shall mean any day that is not a Saturday, a Sunday or a day on which banks are generally closed in the Commonwealth of Virginia.

“Closing” shall mean the closing of the purchases described in Section 2 hereof, which shall be held at the offices of LeClairRyan, A Professional Corporation in Richmond, Virginia, at 10:00 a.m., Eastern Time, on the Closing Date or at such other place and time as shall be agreed upon by the parties hereto.

“Closing Date” shall mean the date of the Closing.

“Code” shall mean the Internal Revenue Code of 1986.

“Commission” shall mean the United States Securities and Exchange Commission, or any successor agency.

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“Committed Shares” shall have the meaning set forth in Section 2(a).

“Common Stock” shall mean the Company’s common stock, par value $4.00 per share.

“Company” shall have the meaning set forth in the preamble hereof.

“Determination Date” shall mean the month-end prior to the Effective Date.

“DTA” shall have the meaning set forth in Section 3(i).

“Effective Date” shall mean the date on which the Registration Statement is declared effective by the Commission.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Market Adverse Effect” shall have the meaning set forth in Section 8(c)(iii) hereof.

“Material Adverse Effect” shall mean a material adverse effect on the financial condition, or on the earnings, financial position, shareholders’ equity, operations, assets, results of operations, regulatory compliance or business of the Company and its subsidiaries taken as a whole; provided that the meaning shall exclude any changes from general economic, industry, market or competitive conditions or changes in laws, rules or regulations generally affecting Persons in the Company’s industry. Material Adverse Effect shall include, without limitation, any decrease of more than 15% in tangible common equity per share between the Determination Date and the month-end prior to the Closing Date.

“Minimum Number of TARP Shares” shall mean 5,000 shares of TARP Preferred Stock.

“Modified Tangible Book Value” shall mean the Company’s total consolidated equity as of the Determination Date (i) less preferred shareholder equity included in total consolidated equity on that date, (ii) less intangible assets recorded on the balance sheet on that date, (iii) plus dividends accrued from October 1, 2014 through the Determination Date on the shares owned by the Standby Purchaser, (iv) plus dividends accrued from October 1, 2014 through the Determination Date on Purchased TARP Shares, (v) plus dividends accrued from October 1, 2014 through the Determination Date on Redeemed TARP Shares, (vi) less the TARP Purchase Premium.

“Offering” means the issuance of shares of Common Stock to (i) stockholders in the Rights Offering, (ii) the Standby Purchaser pursuant to the Standby Commitment, and (iii) stockholders pursuant to the Oversubscription Privilege.

 “Oversubscription Privilege” shall mean the right of each stockholder who has exercised his Basic Subscription Rights in full to request to purchase any available shares after stockholders exercise their Basic Subscription Rights and the Standby Purchaser purchases the Committed Shares.

“Person” shall mean an individual, corporation, partnership, association, joint stock company, limited liability company, joint venture, trust, governmental entity, unincorporated organization or other legal entity.

“Prospectus” shall mean the final Prospectus, including any information relating to the offer and sale of all Common Stock offered for sale and sold in the Offering, that is filed with the Commission pursuant to Rule 424(b) and deemed by virtue of Rule 430A of the Securities Act to be part of such Registration Statement, each as amended, for use in connection with the offer and sale of such securities.

“Purchased TARP Shares” shall mean the shares of TARP Preferred Stock purchased by the Standby Purchaser pursuant to TARP Purchase Agreements With Other Holders as of the Effective Date.

“Record Date” shall be a date identified by the Company, which shall be in the fourth quarter of 2014.

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“Redeemed TARP Shares” shall mean shares of TARP Preferred Stock (other than Purchased TARP Shares and shares owned by the Standby Purchaser) with respect to which the Company, on or before the Effective Date, has negotiated an agreement to redeem such shares at a discount to par, and the holder thereof has agreed to forgive all accrued, unpaid dividends on such shares; provided, however, that the Standby Purchaser must consent to the terms of such redemption, which consent will not be unreasonably withheld.

“Registration Statement” shall mean the Company’s Registration Statement on Form S-1 initially filed with the Commission during the fourth quarter of 2014, together with all exhibits thereto and the Prospectus and any prospectus supplement, registering under the Securities Act the offer and sale of all Common Stock offered for sale and sold in the Offering.

“Reverse Stock Split” shall mean the August 8, 2014, reverse stock split pursuant to which each sixteen shares of issued and outstanding Common Stock automatically were reclassified and converted into one share of Common Stock, rounded up to the nearest whole number if, as a result of such reverse stock split, the number of shares owned by any holder would not have not been a whole number of shares.

“Rights” shall mean Basic Subscription Rights.

“Rights Offering” shall mean the offering of a fixed number of shares of Common Stock for the Subscription Price per share for total gross proceeds of up to $12.75 million, in which the Company’s stockholders shall have Basic Subscription Rights.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Standby Commitment” shall have the meaning set forth in Section 2(a).

“Standby Purchaser” shall mean the Standby Purchaser named in the recitals hereof.

“Subscription Price” shall mean the quotient determined by dividing (i) the Modified Tangible Book Value by (ii) the number of shares of the Company’s Common Stock outstanding as of the Determination Date.

“Subsidiary” or “Subsidiaries” shall mean Village Bank and any other direct or indirect subsidiary of the Company.

“TARP Auction” shall mean the November 2013 public auction at which Treasury sold all 14,738 shares of the Company’s TARP Preferred Stock to unrelated third parties.

“TARP Preferred Stock” shall mean the 14,738 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A, par value $4.00 per share, having a liquidation preference of $1,000 per share, issued to Treasury on May 1, 2009, as part of the Capital Purchase Program established by Treasury under the Emergency Economic Stabilization Act of 2008.

“TARP Purchase Agreement With Other Holders” shall mean the agreement (if any) between the Standby Purchaser and any other holder of TARP Preferred Stock executed contemporaneously with or immediately prior to the execution of this Agreement, relating to the Standby Purchaser’s purchase of TARP Preferred Stock from such holder and subsequent tender to the Company for discounted cash redemption and/or exchange for Common Stock based on the Subscription Price and a valuation of the TARP Preferred Stock that equates to a 5% annualized return on the amount that the Standby Purchaser pays to such other holder to purchase such shares.

“TARP Purchase Agreement With Treasury” shall mean the Securities Purchase Agreement—Standard Terms, dated as of May 1, 2009, between Treasury and the Company, which govern the terms of the TARP Warrant and the TARP Preferred Stock.

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“TARP Purchase Premium” shall mean the product determined by multiplying (x) the price per Purchased TARP Share paid by the Standby Purchaser, as applicable, less $500.34 and (y) the number of Purchased TARP Shares (if any) plus 4,023. By way of example only, if the Standby Purchaser enters into TARP Purchase Agreements With Other Holders to purchase 5,000 shares of TARP Preferred Stock at $510.34 per share, the TARP Purchase Premium would be $90,023 (($510.34 - $500.34) x (5,000 + 4,023) = $90,023).

“TARP Warrant” means the warrant to purchase 31,189.31 shares of the Company’s common stock for an exercise price of $70.88 per share, subject to certain anti-dilution and other adjustments, for an aggregate purchase price of $2,210,676.30 in cash, held by Treasury.

“Treasury” shall mean the U.S. Department of the Treasury.

Section 2. Standby Commitment; Exchange and/or Redemption of TARP Preferred Stock. Subject to the terms and conditions set forth in this Agreement, should sufficient shares be available after purchases by stockholders exercising their Basic Subscription Rights,

(a) the Standby Purchaser shall purchase, and the Company shall sell to the Standby Purchaser, the lesser of (i) $8.0 million of Common Stock, (ii) all shares of Common Stock not purchased in the Rights Offering by stockholders exercising their Basic Subscription Rights, and (iii) the maximum number of shares of Common Stock that may be issued to the Standby Purchaser without causing an “ownership change” as such term is used in Section 382(g) of the Code (based on all shares of Common Stock outstanding at the completion of the Offering) (the “Standby Commitment,” and such shares the “Committed Shares”). The Standby Purchaser shall pay the Subscription Price per share for all such shares.

(b) at the Closing the Standby Purchaser shall (i) deliver to the Company 4,023 shares of TARP Preferred Stock and any additional shares of TARP Preferred Stock purchased pursuant to any one or more TARP Purchase Agreement With Other Holders, and (ii) relinquish all of his right, title and interest in and to all unpaid dividends and interest with respect to such shares, and (iii) the Company shall issue and deliver a number of shares of Common Stock determined as set forth herein. Shares issued to the Standby Purchaser under this subsection shall (x) be shares that were offered in the Rights Offering, (y) be issued before any shares are issued to the Standby Purchaser under subsection (a), and (z) reduce the Standby Purchaser’s obligation to purchase and the Company’s obligation to issue shares of Common Stock to the Standby Purchaser as described in subsection (a).

Section 3. Representations and Warranties of the Company. The Company represents and warrants to the Standby Purchaser as follows:

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia and has all requisite corporate power and authority to carry on its business as now conducted.

(b) This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a binding obligation of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

(c) Prior to Closing, the Registration Statement will have been declared effective by the Commission and no stop order will have been issued with respect thereto and no proceedings therefore will have been initiated or, to the knowledge of the Company, threatened by the Commission, and any request on the part of the Commission for additional information will have been complied with. On the effective date, the Registration Statement will comply in all material respects with the requirements of the Securities Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. On the Closing Date, the Registration Statement and the Prospectus will not include an untrue statement of a material fact nor omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with the information furnished to the Company in writing by the Standby Purchaser expressly for use in the Registration Statement or in the Prospectus pursuant to Section 7(b) below.

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(d) All of the shares of Common Stock issued in the Offering will have been duly authorized for issuance prior to the Closing, and, when issued and distributed as set forth in the Prospectus, will be validly issued, fully paid and non-assessable; and none of the shares of Common Stock issued in the Offering will have been issued in violation of the preemptive rights of any security holders of the Company arising as a matter of law or under or pursuant to the Company’s Articles of Incorporation (as amended through the Closing Date), Amended and Restated Bylaws, or any material agreement or instrument to which the Company is a party or by which it is bound.

(e) Neither the Company nor any Subsidiary is in violation of its articles of incorporation, charter, certificate of trust or by-laws or in default under any agreement, indenture or instrument to which the Company or any Subsidiary is a party, the effect of which violation or default could reasonably be expected to have a Material Adverse Effect on the Company, and the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not conflict with, or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any Subsidiary pursuant to the terms of any agreement, indenture or instrument to which the Company or any Subsidiary is a party which lien, charge or encumbrance could reasonably be expected to have a Material Adverse Effect on the Company, or result in a violation of the articles of incorporation, charter, or by-laws of the Company or any Subsidiary or any order, rule or regulation of any court or governmental agency having jurisdiction over the Company, any Subsidiary or any of their property; and, except as required by the Securities Act, the Exchange Act, the Company’s Written Agreement with the Federal Reserve Bank of Richmond, and applicable state securities law, no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance of this Agreement.

(f) All existing employment, severance, supplemental executive retirement plan and other agreements of the Company with any current or former officer and/or director are listed in Schedule 3F, and copies of such agreements have previously been provided to the Standby Purchaser. The Company and Subsidiaries have taken all actions necessary to ensure that the transactions contemplated by this Agreement, individually or in the aggregate, shall not give rise to a change in control under, or result in the breach or the violation of, or the acceleration of any right under, or result in any additional rights, or the triggering of any antidilution adjustment under any contract or agreement other than the TARP Warrant to which the Company or any Subsidiary is a party, including, without limitation, any employment, severance, supplemental executive retirement plan of the Company or any Subsidiary. Such actions may include, without limitation, having any such contracts or agreements or rights granted under any such contract or agreement waived in writing or amended prior to Closing. Schedule 3F sets for the information described in 17 CFR 229.402(t) for each employee who would be entitled to a severance or similar payment as a result of the Offering.

(g) The Company’s Board of Directors has approved this Agreement and the transactions contemplated by this Agreement to the extent required by the laws, regulations and policies of the Commonwealth of Virginia, and such laws, regulations and policies do not require that the Company’s stockholders approve the Agreement and/or the transactions contemplated by the Agreement.

(h) Capitalization.

  (i) The authorized capital stock of the Company consists of 10,000,000 shares of common stock, par value $4.00 per share, and 1,000,000 shares of preferred stock, par value $1.00 per share. As of the date hereof, there are approximately 334,294 shares of Common Stock issued and outstanding, and 14,738 shares of preferred stock issued and outstanding all of which are designated TARP Preferred Stock. The TARP Preferred Stock is subject to the TARP Purchase Agreement With Treasury. On August 15, 2014, the Company deferred its 14th dividend on the TARP Preferred Stock, and as of September 30, 2014, dividends in arrears and interest on dividends in arrears totaled $3,243,601, which has been accrued for and is included in other liabilities in the consolidated balance sheet and will continue to be accrued for and included in other liabilities in the consolidated balance sheet.

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  (ii) The TARP Warrant is subject to the TARP Purchase Agreement With Treasury, is currently exercisable, and expires on May 1, 2019. As of the date hereof, the TARP Warrant permits the holder to purchase 31,189.31 shares of Common Stock for an exercise price of $70.88.

  (iii) The number of shares and type of all authorized, issued and outstanding capital stock, options and other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) has been set forth in the Company’s audited financial statements for the year ended December 31, 2013 and has changed since the date of such audited financial statements only due the Reverse Stock Split, and stock grants and/or other equity awards and/or stock option and warrant exercises that do not have a material effect on the issued and outstanding capital stock, options and other securities. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance in all material respects with all applicable federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase any capital stock of the Company. Other than as set forth above: (i) no shares of the Company’s outstanding capital stock are subject to preemptive rights or any other similar rights; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or a Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or a Subsidiary is or may become bound to issue additional shares of capital stock of the Company or a Subsidiary or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or a Subsidiary, other than those issued or granted pursuant to the agreements set forth in Schedule 3F or pursuant to material contracts or equity or incentive plans or arrangements described in the footnotes to the Company’s audited financial statements for the year ended December 31, 2013; (iii) there are no material outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of the Company or a Subsidiary or by which the Company or Subsidiary is bound other than our junior subordinated debt securities and deposit, repurchase and borrowing obligations or facilities of Village Bank incurred in the ordinary course of business; (iv) there are no agreements or arrangements under which the Company or a Subsidiary is obligated to register the sale of any of its securities under the Securities Act; (v) there are no outstanding securities or instruments of the Company that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or a Subsidiary is or may become bound to redeem a security of the Company or a Subsidiary; and (vi) neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. Except for the TARP Warrant, there are no securities or instruments of the Company containing anti-dilution or similar provisions that will be triggered by the issuance of the Rights or Common Stock in the Offering.

(i) As of December 31, 2013, and September 30, 2014, the Company had a total deferred tax asset (“DTA”) of $14.0 million and $13.1 million, a valuation allowance of $11.9 million and $12.2 million, and a net deferred tax asset of $2.0 million and $829,000, respectively. At or prior to the Closing, the Company will have received a letter from an independent accounting firm stating that (i) the issuance of the Common Stock pursuant to the transactions contemplated by this Agreement should not cause the Company to undergo an “ownership change” for purposes of Section 382 of the Code, (ii) there should be no adverse tax or accounting consequences of the issuance of the Common Stock pursuant to the transactions contemplated by this Agreement, (iii) the structure of the transaction should preserve the Company’s DTA (subject to any valuation allowance), and (iv) that the application of GAAP and Section 382 of the Code should not have a materially unfavorable effect on the benefit the Standby Purchaser expects the Company to achieve in the transaction.

(j) As of December 31, 2013 and September 30, 2014, the Company’s tangible common equity was $3,261,000 and $3,775,000, and the Company’s tangible common equity per share of Common Stock was $9.76 per share and $11.29 per share (as adjusted for the Reverse Stock Split).

Section 4. Representations and Warranties of the Standby Purchaser. The Standby Purchaser represents and warrants to the Company as follows:

(a) The Standby Purchaser is an individual with full power and authority to perform his obligations under this Agreement.

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(b) The Standby Purchaser is acquiring the Common Stock for his own account, with the intention of holding the Common Stock for investment and with no present intention of participating, directly or indirectly, in a distribution of the Common Stock.

(c) The Standby Purchaser is familiar with the business in which the Company is engaged, and based upon his knowledge and experience in financial and business matters, he is familiar with the investments of the type that he is undertaking; he is fully aware of the problems and risks involved in making an investment of this type; and he is capable of evaluating the merits and risks of this investment. The Standby Purchaser acknowledges that, prior to executing this Agreement, he has had the opportunity to ask questions of and receive answers or obtain additional information from a representative of the Company concerning the financial and other affairs of the Company.

(d) This Agreement has been duly and validly executed and delivered by the Standby Purchaser and constitutes a binding obligation of the Standby Purchaser enforceable against him in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

(e) BVC Capital, LLC, is a limited liability company of which the Standby Purchaser is the sole and managing member. As of the date of this Agreement, BVC Capital, LLC owns 4,023 shares of TARP Preferred Stock, and intends to re-title the TARP Preferred Stock in the name of the Standby Purchaser prior to Closing. On the Closing Date, the Standby Purchaser will be the record and beneficial owner of such TARP Preferred Stock, free and clear of all pledges, claims, liens, charges, encumbrances, restrictions and security interests.

(f) The Standby Purchaser is an “accredited investor” as defined in Rule 501(a) under the Securities Act. The Standby Purchaser has provided the information in the Accredited Investor Questionnaire previously delivered to the Company, and the information contained therein is complete and accurate as of the date thereof, as of the date hereof and as of the Closing Date.

(g) The Standby Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Common Stock or the fairness or suitability of the investment in the Common Stock nor have such authorities passed upon or endorsed the merits of the Offering of the Common Stock.

Section 5. Deliveries at Closing.

(a) At or prior to Closing, the Company shall issue, deliver or cause to be delivered to the Standby Purchaser the following:

  (i) stock certificates representing the Common Stock issued to the Standby Purchaser, registered in the name of the Standby Purchaser;

  (ii) a legal opinion of the Company’s counsel, dated as of the Closing Date and in substantially the form attached hereto as Exhibit A executed by such counsel and addressed to the Standby Purchaser;

  (iii) a certificate of the Secretary of the Company, the form of which is attached as Exhibit B (the “Secretary’s Certificate”), dated as of the Closing Date;

  (iv) a Compliance Certificate, the form of which is attached as Exhibit C; and

  (v) the Accountants’ DTA Letter.

(b) At or prior to the Closing, the Standby Purchaser shall deliver to the Company (i) cash payment for the Common Stock by wire transfer in accordance with the Company’s written instructions; (ii) certificates representing 4,023 shares of TARP Preferred Stock and (iii) certificates representing any TARP Preferred Stock purchased from other holders pursuant to any one or more TARP Purchase Agreement With Other Holders, duly executed or with executed stock power, in form suitable for transfer.

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Section 6. Covenants. The Company agrees and covenants with the Standby Purchaser, between the date hereof and the earlier of the Closing Date or the effective date of any termination pursuant to Section 9 hereof, as follows:

(a) To use commercially reasonable efforts to effectuate the Rights Offering;

(b) As soon as reasonably practicable after the Company is advised or obtains knowledge thereof, to advise the Standby Purchaser with a confirmation in writing, of (A) the time when the Prospectus or any amendment or supplement thereto has been filed, (B) the issuance by the Commission of any stop order, or of the initiation or threatening of any proceeding, suspending the effectiveness of the Registration Statement or any amendment thereto or any order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto, (C) the issuance by any state securities commission of any notice of any proceedings for the suspension of the qualification of the Common Stock for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for such purpose, (D) the receipt of any comments from the Commission directed toward the Registration Statement or any document incorporated therein by reference and (E) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information. The Company will use its commercially reasonable efforts to prevent the issuance of any such order or the imposition of any such suspension and, if any such order is issued or suspension is imposed, to obtain the withdrawal thereof as promptly as possible;

(c) To operate the Company’s business in the ordinary course of business consistent with past practice;

(d) To notify the Standby Purchaser on a daily basis or at such time as the Standby Purchaser may request, of the aggregate number of subscriptions and oversubscriptions received pursuant to the Basic Subscription Right and the Oversubscription Privilege, respectively; and

(e) Not to issue any shares of capital stock of the Company, or options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, securities convertible into or exchangeable for capital stock of the Company, or other agreements or rights to purchase or otherwise acquire capital stock of the Company, except for shares of Common Stock issuable upon exercise of the Company’s presently outstanding stock options and pursuant to the Company’s Production Incentive Plan.

Section 7. Additional Agreements.

(a) Offering. Stockholders’ Basic Subscription Rights and the Standby Purchaser’s right to purchase the Committed Shares shall have a priority over oversubscription requests submitted pursuant to the Oversubscription Privilege. The Company shall not accept oversubscriptions that the Company believes may have an unfavorable effect on its ability to preserve its deferred tax asset; and to ensure that an “ownership change” as such term is used in Section 382(g) of the Code does not occur, oversubscriptions shall be accepted from any person or group of persons acting in concert who would own more than 5% of the Common Stock outstanding at the conclusion of the Offering, and/or who would own more than 3% of the Common Stock outstanding at the conclusion of the Offering unless such purchasers agree in writing not to acquire additional shares that total 5% or more of the Common Stock outstanding. The Company and the Standby Purchaser shall determine in their sole discretion the investors (if any) whose oversubscriptions shall be accepted and the amount of any oversubscription that is accepted from any particular investor, provided that (i) the Standby Purchaser may, in his sole discretion, require that oversubscriptions submitted by employees and directors of the Company or Village Bank be satisfied before any other oversubscriptions, and (ii) no oversubscriptions will be accepted under any circumstances that have an unfavorable effect on the Company’s deferred tax asset. In determining the oversubscriptions (if any) that are accepted, the Company and the Standby Purchaser shall evaluate strategic considerations including, among others, the prospects of Village Bank developing a future business relationship with the investor, the likelihood that the investor will refer future business to Village Bank, and the prospects of the investor purchasing additional shares of Common Stock in the open market following the Offering.

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(b) Information. The Standby Purchaser agrees to furnish to the Company all information with respect to the Standby Purchaser that the Company may reasonably request and any such information furnished to the Company expressly for inclusion in the Prospectus by the Standby Purchaser shall not contain any untrue statement of material fact or omit to state a material fact required to be stated in the Prospectus or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) Regulatory Filing. If the Company or the Standby Purchaser determines a filing is or may be required under applicable law in connection with the transactions contemplated hereunder, the Company and the Standby Purchaser shall use commercially reasonable efforts to promptly prepare and file all necessary documentation and to effect all applications that are necessary or advisable under applicable law with respect to the transactions contemplated hereunder so that any applicable waiting period shall have expired or been terminated as soon as practicable after the date hereof.

(d) Expenses. On the earlier of the Closing Date and the termination of this Agreement, other than a termination under circumstances that are directly and solely attributable to a material breach of this Agreement by the Standby Purchaser, the Company shall reimburse the Standby Purchaser for all out-of-pocket fees and expenses incurred in connection with the transactions contemplated hereby, including due diligence efforts, the negotiation and preparation of documents relating to the transaction, the preparation and filing of regulatory applications and notices, and the undertaking of the transactions contemplated hereby, including, but not limited to, the fees and expenses of the Standby Purchaser’s accounting, financial and investment banking advisors, legal counsel and credit review. Such reimbursement shall not exceed $37,500.

(e) Registration of Securities Issued to the Standby Purchaser. The Company shall register under the Securities Act the Common Stock offered and/or sold to the Standby Purchaser pursuant to this Agreement, and maintain a current prospectus relating to such shares. If for any reason any offer or sale of such shares to the Standby Purchaser is not registered under the Securities Act pursuant to the Registration Statement, the Company shall enter into a registration rights agreement with the Standby Purchaser, substantially in the form attached as Exhibit D.

(f) Restricted Stock Plan. In order to provide an incentive to employees and assist in recruiting new business-generating employees, the Company shall adopt a Restricted Stock Plan as part of or immediately following the Offering. If required by the rules and regulations of The Nasdaq Stock Market LLC, the Restricted Stock Plan shall be submitted to stockholders for approval no later than the Company’s 2015 annual meeting. The Company shall reserve shares of Common Stock equal to 4.0% of the shares outstanding after completion of the Offering for award under the Restricted Stock Plan. These shares shall be awarded – at the discretion of the Board of Directors – to directors and employees after completion of the Offering. Each individual’s award will be divided into four tranches that may vest at the end of 2015, 2016, 2017 and 2018 if the Company achieves earnings, asset quality and growth targets as set forth in Schedule 7F. Participants shall forfeit all shares that do not vest in a particular year.

(g) Tender of TARP Preferred Stock for Discounted Cash Redemption and/or Exchange. The Standby Purchaser shall tender TARP Preferred Stock for discounted cash redemption and/or exchange for Common Stock, and the Company shall issue shares of Common Stock as follows:

  (i) The Standby Purchaser shall tender his 4,023 shares of TARP Preferred Stock for discounted cash redemption and/or exchange for Common Stock based on the Subscription Price and a $500.34 per share valuation of the TARP Preferred Stock.

  (ii) Should the Standby Purchaser have purchased TARP Preferred Stock from other holders pursuant to any one or more TARP Purchase Agreement With Other Holders, then the Standby Purchaser shall tender all such shares to the Company for discounted cash redemption and/or exchange for Common Stock based on the Subscription Price and a valuation of the TARP Preferred Stock that equates to a 5% annualized return on the amount that the Standby Purchaser pays to such other holder to purchase such shares.

  (iii) The number of shares offered in the Rights Offering and the number of shares that constitute the Standby Commitment include the shares of Common Stock (a) issued to the Standby Purchaser in exchange for TARP Preferred Stock and/or (b) sold to the Standby Purchaser for the cash proceeds from any redemption of such TARP Preferred Stock, and such discounted cash redemption and/or exchange shall be completed only to the extent there are sufficient shares of Common Stock available after purchases by stockholders exercising their Basic Subscription Rights.

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 (iv) The Standby Purchaser’s obligation to tender for discounted cash redemption and/or exchange shall be contingent on other holders’ tender to the Company and/or sale to the Standby Purchaser of the Minimum Number of TARP Shares.

(h) Option to Redeem TARP Preferred Stock. In the event the Company terminates the Agreement pursuant to Section 9(b)(i), or the Standby Purchaser is unable to obtain regulatory approval or nonobjection to acquire the Committed Shares, he shall give the Company the option until June 30, 2015 to redeem all of the shares of TARP Preferred Stock that he owns for cash based on a valuation of the TARP Preferred Stock of the greater of (i) $500.34 per share, (ii) the average price paid by the Standby Purchaser for any Purchased TARP Shares increased by an amount that equates to a 5% annualized return on such purchases, and (iii) the average redemption price paid to other holders of TARP Preferred Stock whose shares have been redeemed for cash by the Company on or prior to such date. If the Standby Purchaser has not entered into a TARP Purchase Agreement With Other Holders, this option shall be contingent on the Company’s redemption for cash from other holders of at least the Minimum Number of TARP Shares on or prior to June 30, 2015. This option shall not apply in the event that the Company or Village Bank enters into an agreement prior to June 30, 2015 regarding a transaction that would constitute a change of control under federal banking law and regulation, or enters into a nondisclosure or confidentiality agreement prior to June 30, 2015 with an entity with which the Company or Village Bank thereafter enters into an agreement prior to December 30, 2015 regarding a transaction that would constitute a change of control under federal banking law and regulation.

(i) Company’s Repurchase of TARP Warrant. The Company shall use its best efforts to repurchase the TARP Warrant.

(j) Standstill Agreement. For three years from the Closing Date, as long as the Company achieves performance targets set forth in Schedule 7J and the Standby Purchaser is a director or 10%+ stockholder of First Capital Bancorp or any other banking institution with one or more branches in the Richmond MSA (the “Standstill Period”), the Standby Purchaser shall not (i) serve as a director of the Company unless nominated by the Company’s Board of Directors, (ii) nominate anyone to serve as a director of the Company, (iii) vote his shares in support of a director candidate that has not been nominated by the Company’s Board of Directors, (iv) vote his shares in support of a merger with First Capital Bancorp or another entity that has not been approved by an 80% vote of the Company’s Board of Directors, and (v) vote any shares held in excess of 40% of the outstanding shares (the Standby Purchaser shall give a proxy to the full board of directors to vote such ‘excess shares’ in the same proportion as all shares of Common Stock are voted excluding the ‘excess shares’). The Standby Purchaser shall not sell the Committed Shares during the six months following the Closing Date, and shall not sell Committed Shares representing more than 5% of the total number of outstanding shares of Common Stock during any three-month period during the Standstill Period, provided that this restriction shall not restrict the Standby Purchaser’s ability to pledge the Committed Shares, or any pledgee from disposing of any such pledged shares.

(k) Affiliated Transactions and Control Share Acquisitions. The Company’s disinterested directors shall approve the Standby Purchaser’s acquisition under Virginia’s Affiliated Transactions statute, and opt out of Virginia’s Control Share Acquisition statute and the board of directors and/or the disinterested directors shall take any other action necessary to ensure that the voting or other rights of shares acquired by the Standby Purchaser are not limited by such laws and/or regulations.

(l) Accountant’s Review of the Transaction. At or prior to the Closing, the Company shall have received a letter from an independent accounting firm stating that (i) the issuance of the Common Stock pursuant to the transactions contemplated by this Agreement will not cause the Company to undergo an “ownership change” for purposes of Section 382 of the Code, (ii) the issuance of the Common Stock pursuant to the transactions contemplated by this Agreement will not cause the Company to be limited by Section 382 of the Code in its ability to use its net operating loss carryforwards, (iii) there will be no adverse tax or accounting consequences of the issuance of the Common Stock pursuant to the transactions contemplated by this Agreement, (iv) the structure of the transaction will preserve the Company’s DTA (subject to any valuation allowance), and (v) that the application of GAAP and Section 382 of the Code will not have a materially unfavorable effect on the benefit the Standby Purchaser expects the Company to achieve in the transaction (the “Accountants’ DTA Letter”).

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(m) Discounted Cash Redemption or Exchange for Common Stock. The determination as to whether shares of TARP Preferred Stock tendered by the Standby Purchaser to the Company at Closing are (i) redeemed for cash with such cash being used to purchase shares of Common Stock from the Company, or (ii) exchanged for Common Stock that was offered but not sold in the Rights Offering, shall be determined by mutual agreement of the Company and the Standby Purchaser, taking into account the economic advantage or disadvantage to each party.

(n) Public Statements. Neither the Company nor the Standby Purchaser shall issue any public announcement, statement or other disclosure with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other parties hereto, which consent shall not be unreasonably withheld or delayed, except (i) if such public announcement, statement or other disclosure is required by applicable law or applicable stock market regulations, in which case the disclosing party shall consult in advance with respect to such disclosure with the other parties to the extent reasonably practicable, or (ii) with respect to the filing by the Standby Purchaser of any Schedule 13D or Schedule 13G, to which a copy of this Agreement may be attached as an exhibit thereto.

(o) Most Favored Nation. Except as agreed upon in writing by the Company and the Standby Purchaser, during the period from the date of this Agreement through the Closing Date, neither the Company nor its Subsidiaries shall enter into any additional, or modify any existing, agreements with any existing or future investors in the Company or any of its Subsidiaries that have the effect of establishing rights or otherwise benefiting such investor in a manner more favorable in any material respect to such investor than the rights and benefits established in favor of the Standby Purchaser by this Agreement, unless, in any such case, the Standby Purchaser has been provided with such rights and benefits.

Section 8. Conditions to Closing.

(a) The obligations of the Company and the Standby Purchaser to consummate the transactions contemplated hereunder are subject to the fulfillment, prior to or on the Closing Date, of the following conditions:

  (i) The Company shall have obtained any required federal, state and regulatory approvals on conditions reasonably satisfactory to the Company and the Standby Purchaser;

  (ii) The Federal Reserve Bank of Richmond shall have issued a letter of nonobjection to the notice of change in control filed by the Standby Purchaser without the imposition of any restrictions or conditions that the Standby Purchaser determines is, in his reasonable discretion, unreasonably burdensome;

  (iii) The Virginia State Corporation Commission, Bureau of Financial Institutions shall have approved the Standby Purchaser’s acquisition of shares of the Company under Virginia law without the imposition of any restrictions or conditions that the Standby Purchaser determines is, in his reasonable discretion, unreasonably burdensome;

  (iv) The Company shall have received the Accountants’ DTA Letter;

  (v) No judgment, injunction, decree, regulatory proceeding or other legal restraint shall prohibit, or have the effect of rendering unachievable, the consummation of the Offering or the material transactions contemplated by this Agreement; and

  (vi) No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or otherwise shall have been complied with.

(b) In addition to the obligations set forth in (a), the obligations of the Company to consummate the transactions contemplated hereunder are subject to the fulfillment, prior to or on the Closing Date, of the following condition:

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(i) The representations and warranties of the Standby Purchaser in Section 4 shall be true and correct in all material respects as of the date hereof and at and as of the Closing Date as if made as of such date (except for representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such specified date) and the Standby Purchaser shall have performed all of its obligations hereunder;

(c) In addition to the obligations set forth in (a), the obligations of the Standby Purchaser to consummate the transactions contemplated hereunder are subject to the fulfillment, prior to or on the Closing Date, of the following conditions:

(i) The representations and warranties of the Company in Section 3 shall be true and correct in all material respects as of the date hereof and at and as of the Closing Date as if made on such date (except for representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such specified date) and the Company shall have performed all of its obligations hereunder;

(ii) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have been any Material Adverse Effect, nor shall there have occurred any breach of any covenant of the Company set forth in Section 6 hereof;

(iii) As of the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or trading in securities generally on the Nasdaq Capital Market shall not have been suspended or limited or minimum prices shall not have been established on the Nasdaq Capital Market (a “Market Adverse Effect”);

(iv) Holders of TARP Preferred Stock (excluding the Standby Purchaser) shall have tendered at least the Minimum Number of TARP Shares for a cash redemption price of no more than $500.34 per share, or the Standby Purchaser shall have purchased the Minimum Number of TARP Shares from other holders;

(v) If the Company’s Common Stock is listed on the Nasdaq Capital Market as of the Closing Date, the Common Stock issued in the Offering shall have been authorized for listing on the Nasdaq Capital Market; and

(vi) The Company’s disinterested directors shall have approved the Standby Purchaser’s acquisition under Virginia’s Affiliated Transactions statute, and opted out of Virginia’s Control Share Acquisition statute, and taken all action necessary to ensure that the voting or other rights of shares acquired by the Standby Purchaser are not limited by such laws and/or regulations.

Section 9. Termination.

(a) This Agreement may be terminated at any time prior to the Closing Date, by the Standby Purchaser by written notice to the Company if there is (i) a Material Adverse Effect or (ii) a Market Adverse Effect that is not cured within 21 days after the occurrence thereof, provided that the right to terminate this Agreement after the occurrence of each Material Adverse Effect or a Market Adverse Effect, which has not been cured within such 21-day period, shall expire seven days after the expiration of such 21-day period.

(b) This Agreement may be terminated by the Company on one hand or by the Standby Purchaser on the other hand, by written notice to the other party hereto:

(i) At any time prior to the Closing Date, if there is a material breach of this Agreement by the other party that is not cured within 15 days after the non-breaching party has delivered written notice to the breaching party of such breach;

(ii) At any time after June 30, 2015, unless the Closing has occurred prior to such date; or

(iii) If Consummation of the Offering is prohibited by law, rule or regulation.

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(c) This Agreement may be terminated by the Company in the event that the Company determines that it is not in the best interests of the Company and its stockholders to go forward with the Offering.

(d) The Company and the Standby Purchaser hereby agree that any termination of this Agreement pursuant to Sections, 9(a), 9(b)(ii), 9(b)(iii), or 9(c) shall be without liability of the Company or the Standby Purchaser, except that should the Company terminate this Agreement pursuant to Section 9(c), the Company will pay the Standby Purchaser liquidated damages in the amount of $150,000 (in addition to the expense reimbursement required by Section 7(d)). Such payment shall be made within three Business Days of such termination.

Section 10. Survival. The representations and warranties of the Company and the Standby Purchaser contained in this Agreement or in any certificate delivered hereunder shall survive the Closing hereunder.

Section 11. Notices. All notices, communications and deliveries required or permitted by this Agreement shall be made in writing signed by the party making the same, shall specify the Section of this Agreement pursuant to which it is given or being made and shall be deemed given or made (a) on the date delivered if delivered in person, (b) on the third Business Day after it is mailed if mailed by registered or certified mail (return receipt requested) (with postage and other fees prepaid) or (c) on the day after it is delivered, prepaid, to an overnight express delivery service that confirms to the sender delivery on such day, as follows:

If to the Company:
William G. Foster, Jr.
President and Chief Executive Officer
Village Bank and Trust Financial Corp.
P.O. Box 330
Midlothian, VA 23113
Telephone: (804) 897-3900

with a copy to:
George P. Whitley, Esq.
LeClairRyan, A Professional Corporation
951 East Byrd Street, 8th Floor
Richmond, Virginia 23219
Telephone: (804) 343-4089

If to the Standby Purchaser:
Kenneth R. Lehman
1408 N. Abingdon Street
Arlington, Virginia 22207
Telephone: (703) 812-5230
E-mail: ken@bankvc.net

with a copy to:
Luse Gorman Pomerenk & Schick, PC
5335 Wisconsin Ave., NW
Suite 400
Washington, DC 20015
Attention: Robert Lipsher, Esq. or Ned A. Quint, Esq.
Telephone: (202) 274-2000

or to such other representative or at such other address of a party as such party hereto may furnish to the other parties in writing in accordance with this Section 11.

Section 12. Assignment. This Agreement will be binding upon, and will inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns.

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Section 13. Entire Agreement. This Agreement, together with the Exhibits and Schedules thereto, contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such agreement, exhibits and schedules. There are no restrictions, promises, warranties, or undertakings, other than those set forth or referred to herein.

Section 14. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Virginia (other than its rules of conflict of laws to the extent the application of the laws of another jurisdiction would be required thereby).

Section 15. Severability. If any provision of this Agreement or the application thereof to any person or circumstances is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid, void or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to affect the original intent of the parties.

Section 16. Waiver. The Company may (a) waive irregularities in the manner of exercise of the Rights, and (b) waive conditions relating to the method (but not the timing) of the exercise of the Rights to the extent that such waiver does not materially adversely affect the interests of the Standby Purchaser.

Section 17. Miscellaneous.

(a) The Company shall not after the date of this Agreement enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Standby Purchaser in this Agreement.

(b) Notwithstanding any term to the contrary herein, no Person other than the Company and the Standby Purchaser shall be entitled to rely on and/or have the benefit of, as a third party beneficiary or under any other theory, any of the representations, warranties, agreements, covenants or other provisions of this Agreement.

(c) The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning of this Agreement.

(d) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute one and the same instrument.

[Remainder of this page intentionally left blank.]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

VILLAGE BANK AND TRUST FINANCIAL CORP.

By:	/s/ William G. Foster, Jr.
William G. Foster, Jr.
President and Chief Executive Officer

STANDBY PURCHASER

/s/ Kenneth R. Lehman
Kenneth R. Lehman

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EXHIBIT A

Form of Opinion of Company Counsel

1. The Company is a corporation validly existing and in good standing under the laws of the Commonwealth of Virginia.

2. The Bank is a corporation validly existing and in good standing under the laws of the Commonwealth of Virginia.

3. The Company has the corporate power to execute, deliver and perform its obligations and issue the securities under the Agreement.

4. The Company is a registered bank holding company under the Bank Holding Company Act of 1956, as amended.

5. The deposit accounts of Village Bank are insured by the Federal Deposit Insurance Corporation under the provisions of the Federal Deposit Insurance Act.

6. The Company has authorized the execution and delivery of the Agreement and the performance of the transactions contemplated thereby, including the issuance of the common stock, by all necessary corporate action, and no further corporate action is necessary to be taken by the Company, its Board of Directors or its shareholders in connection with such execution, delivery and performance.

7. The Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Standby Purchaser, the Agreement is valid, binding and enforceable against the Company in accordance with its terms.

8. The execution and delivery of the Agreement by the Company, the consummation by the Company of the transactions provided for in the Agreement, and the performance by the Company of its obligations under the Agreement, including the issuance of the common stock, do not: (a) violate any provision of the Company’s Articles of Incorporation, as amended to date, or Bylaws; (b) violate or constitute a breach of or default under any material contract, agreement or instrument; or (c) violate any applicable law or any order of any court or governmental authority that is binding on the Company or any of its assets.

9. No consent, approval, authorization or other action by, or filing or registration with, any governmental authority of the United States or the Commonwealth of Virginia is required for the issuance of the common stock, except for consents, approvals, authorizations, actions or filings (a) as have been obtained or made; and (b) related to required blue sky filings.

10. The common stock to be issued to the Standby Purchaser pursuant to the Agreement has been duly authorized by all necessary corporate action on the part of the Company and, when issued, delivered and paid for as provided for in the Agreement, will be validly issued, fully paid and nonassessable and will not be issued in violation of any preemptive right.

11. The Company is not and, after giving effect to the issuance of the common stock, will not be required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

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EXHIBIT B

Form of Secretary’s Certificate

The undersigned hereby certifies that she is the duly elected, qualified and acting Secretary of Village Bank and Trust Financial Corp., a Virginia corporation (the “Company”), and that as such she is authorized to execute and deliver this certificate in the name and on behalf of the Company and in connection with the Standby Purchase Agreement, dated as of November 11, 2014, by and between the Company and the Standby Purchaser (the “Standby Purchase Agreement”), and further certifies in her official capacity, in the name and on behalf of the Company, the items set forth below. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Securities Purchase Agreement.

1. Attached hereto as Exhibit A is a true, correct and complete copy of the resolutions duly adopted by the Board of Directors of the Company at a meeting held on ____________, 2014. Such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect.

2. The Company’s Articles of Incorporation, as amended, are attached hereto as Exhibit B; its Bylaws are attached hereto as Exhibit C. Such Articles of Incorporation, as amended, and Bylaws, constitute true, correct and complete copies of the Articles of Incorporation, as amended, and Bylaws as in effect on the date hereof.

3. Each person listed below has been duly elected or appointed to the position(s) indicated opposite his name and is duly authorized to sign the Standby Purchase Agreement and any other agreement on behalf of the Company, and the signature appearing opposite such person’s name below is such person’s genuine signature.

Name	Position	Signature

IN WITNESS WHEREOF, the undersigned has hereunto set her hand as of this ______ day of __________, 2014.

Secretary

I, [                                  ], [Chief Financial Officer], hereby certify that [             ] is the duly elected, qualified and acting Secretary of the Company and that the signature set forth above is her true signature.

_______________________________________________
_____________________, Chief Financial Officer

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EXHIBIT C

Form of Officer’s Certificate

The undersigned, the [Chief Financial Officer] [Chief Executive Officer] of Village Bank and Trust Financial Corp., a Virginia corporation (the “Company”), pursuant to Section 5(a) of the Standby Purchase Agreement, dated as of November 11, 2014, by and among the Company and the Standby Purchaser (the “Standby Purchase Agreement”), hereby represents, warrants and certifies as follows (capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Securities Purchase Agreement):

1. The representations and warranties of the Company contained in the Standby Purchase Agreement are true and correct in all material respects as of the date when made and as of the Closing Date, as though made on and as of such date, except for such representations and warranties that speak as of a specific date.

2. The Company has performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Standby Purchase Agreement to be performed, satisfied or complied with by it at or prior to the Closing.

IN WITNESS WHEREOF, the undersigned has executed this certificate this _______ day of ____________, 2015.

____________________________________

[Chief Financial Officer] [Chief Executive Officer]

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EXHIBIT D

FORM OF REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of the ____ day of _____________, 2014 by and between Village Bank and Trust Financial Corp., a Virginia corporation (the “Company”), and Kenneth R. Lehman (the “Investor”).

RECITALS

WHEREAS, the Investor has entered into a securities purchase agreement with the Company (the “Securities Purchase Agreement”) pursuant to which the Investor has agreed to purchase shares of common stock of the Company, par value $4.00 per share (the “Common Stock”); and

WHEREAS, as a condition to the closing of the Investor’s acquisition of the securities pursuant to the Securities Purchase Agreement, the Investor and the Company have agreed to enter into this Registration Rights Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, all parties hereto agree as follows:

SECTION 1

DEFINITIONS

1.1          Certain Definitions.  As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management and/or policies of such person, whether through the ownership of voting securities, by contract or otherwise or for purposes of the Bank Holding Company Act of 1956, as amended or the Change in Bank Control Act of 1978, as amended.

“Holder” or “Holders” means the Investor and any other holder(s) of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 2.7 hereof.

“Holders’ Counsel” means one counsel for the selling Holders chosen by Holders representing a majority interest in the Registrable Securities being registered.

“Register,” “registered,” and “registration” shall refer to a registration effected by preparing and filing (a) a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of effectiveness of such registration statement or (b) a prospectus and/or prospectus supplement in respect of an appropriate effective registration statement on Form S-3 or other form approved by the Holders of a majority of Registrable Securities available for sales of securities pursuant to Rule 415 under the Securities Act.

“Registrable Securities” means (A) all Common Stock held by the Investor and/or the Holders from time to time, and (B) any equity securities issued or issuable directly or indirectly with respect to the Common Stock referred to in the foregoing clause by way of conversion, exercise or exchange thereof or stock dividend or stock split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation or other reorganization. As to any particular Registrable Securities, such securities will no longer be Registrable Securities upon the earliest of the following: (i) they are sold pursuant to an effective registration statement under the Securities Act, (ii) they shall have ceased to be outstanding, (iii) they have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities, and (iv) the tenth anniversary of this Agreement.  No Registrable Securities may be registered under more than one registration statement at one time.

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“Registration Expenses” means all expenses incurred by the Company in effecting any registration pursuant to this Agreement (whether or not any registration or prospectus becomes effective or final) or otherwise complying with its obligations under this Agreement, including, without limitation, all registration, filing and listing fees (including filings made with the Financial Industry Regulatory Authority), printing expenses (including printing of prospectuses and certificates for the securities), the Company’s expenses for messenger and delivery services and telephone, fees and disbursements of counsel for the Company, blue sky fees and expenses, expenses incurred by the Company in connection with any “road show,” the fees and disbursements of Holders’ Counsel (but, with respect to the fees and disbursements of Holders’ Counsel, only to the extent provided in Section 2.2), and expenses of the Company’s independent accountants in connection with any regular or special reviews or audits incident to or required by any such registration, but shall not include Selling Expenses and the compensation of regular employees of the Company, which shall be paid in any event by the Company.

“Rule 144,” “Rule 144A,” “Rule 158,” “Rule 159A,” “Rule 405” and “Rule 415” mean, in each case, such rule promulgated under the Securities Act (or any successor provision), as the same shall be amended from time to time.

“Scheduled Black-out Period” means the period beginning 12 days prior to the end of a fiscal quarter of the Company and ending after the second business day after the day on which the Company publicly releases its earnings for such fiscal quarter.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute.

“Selling Expenses” means all discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of Holders’ Counsel included in Registration Expenses).

SECTION 2

REGISTRATION

2.1 Registration.  Subject to the terms and conditions of this Agreement, the Company covenants and agrees that at the request of the Investor, the Company will promptly prepare and file with the SEC one or more Shelf Registration Statements (defined below) covering all Registrable Securities (or otherwise designate an existing Shelf Registration Statement filed with the SEC to cover the Registrable Securities), and, to the extent any such Shelf Registration Statement has not theretofore been declared effective or is not automatically effective upon such filing, the Company shall use reasonable best efforts to cause such Shelf Registration Statement to be declared or become effective as soon as practicable and to keep such Shelf Registration Statement continuously effective and in compliance with the Securities Act and usable for resale of such Registrable Securities for a period from the date of its initial effectiveness until such time as there are no Registrable Securities remaining (including by filing a new Shelf Registration Statement if the initial Shelf Registration Statement expires).  If the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) at the time of filing of the Shelf Registration Statement with the SEC, such Shelf Registration Statement shall be designated by the Company as an automatic Shelf Registration Statement.  In the event that Form S-3 is not available for the registration of the resale of the Registrable Securities under this Section 2.1, the Company shall (A) register the resale of the Registrable Securities on another appropriate form, including, without limitation, Form S-1 and (B) undertake to register the Registrable Securities on Form S-3 promptly after such form is available, provided that the Company shall maintain the effectiveness of the Shelf Registration Statement then in effect until such time as a Shelf Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

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(a) Any registration pursuant to this Section 2.1 shall be effected by means of a shelf registration under the Securities Act (a “Shelf Registration Statement”) in accordance with the methods and distribution set forth in the Shelf Registration Statement and Rule 415.  If any Holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with this Agreement intends to distribute any Registrable Securities by means of an underwritten offering it shall promptly so advise the Company and the Company shall take all reasonable steps to facilitate such distribution, including the actions required pursuant to Section 2.3; provided, that the Company shall not be required to facilitate an underwritten offering of Registrable Securities unless the expected gross proceeds from such offering exceed $1,000,000.  The lead underwriters in any such distribution shall be selected by the Holders of a majority of the Registrable Securities to be distributed and be reasonably acceptable to the Company.

(b) The Company shall not be required to effect a registration (including a resale of Registrable Securities from an effective Shelf Registration Statement) or an underwritten offering pursuant to this Section 2.1:  (i) with respect to securities that are not Registrable Securities; (ii) during any Scheduled Black-out Period; or (iii) if the Company has notified the Investor and all other Holders that in the good faith judgment of the Board of Directors, it would be materially detrimental to the Company or its security holders for such registration or underwritten offering to be effected at such time, in which event the Company shall have the right to defer such registration or underwritten offering for a period of not more than 30 days after receipt of the request of the Investor or any other Holder; provided that such right to delay a registration or underwritten offering shall be exercised by the Company (A) only if the Company has generally exercised (or is concurrently exercising) similar black-out rights against holders of similar securities that have registration rights and (B) not more than twice in any 12-month period and not more than 60 days in the aggregate in any 12-month period.

(c) After the Closing Date (as defined in the Securities Purchase Agreement), whenever the Company proposes to register any of its equity securities, other than a registration pursuant to Section 2.1(a) or a Special Registration, and the registration form to be filed may be used for the registration or qualification for distribution of Registrable Securities, the Company will give prompt written notice to the Investor and all other Holders of its intention to effect such a registration (but in no event less than 15 days prior to the anticipated filing date) and (subject to Section 2.1(e)) will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten business days after the date of the Company’s notice (a “Piggyback Registration”).  Any such person that has made such a written request may withdraw its Registrable Securities from such Piggyback Registration by giving written notice to the Company and the managing underwriter, if any, on or before the fifth business day prior to the planned effective date of such Piggyback Registration. The Company may terminate or withdraw any registration under this Section 2.1(c) prior to the effectiveness of such registration, whether or not the Investor or any other Holders have elected to include Registrable Securities in such registration.  “Special Registration” means the registration of (i) equity securities and/or options or other rights in respect thereof solely registered on Form S-4 or Form S-8 (or successor form) or (ii) shares of equity securities and/or options or other rights in respect thereof to be offered to directors, members of management, employees, consultants, customers, lenders or vendors of the Company or its subsidiaries or in connection with dividend reinvestment plans.

(d) If the registration referred to in Section 2.1(c) is proposed to be underwritten, the Company will so advise the Investor and all other Holders as a part of the written notice given pursuant to Section 2.1(c).  In such event, the right of the Investor and all other Holders to registration pursuant to this Section 2.1 will be conditioned upon such persons’ participation in such underwriting and the inclusion of such persons’ Registrable Securities in the underwriting, and each such person will (together with the Company and the other persons distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company.  If any participating person disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Holders.

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(e) The Company represents and warrants that it has not granted to any holder of its securities and agrees that it shall not grant “piggyback” registration rights to one or more third parties to include their securities in the Shelf Registration Statement or in an underwritten offering under the Shelf Registration Statement pursuant to Section 2.1(a).  If a Piggyback Registration under Section 2.1(c) relates to an underwritten primary offering on behalf of the Company, and the managing underwriters advise the Company that in their reasonable opinion the number of securities requested to be included in such offering exceeds the number which can be sold without adversely affecting the marketability of such offering (including an adverse effect on the per share offering price), the Company will include in such registration or prospectus only such number of securities that in the reasonable opinion of such underwriters can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities will be so included in the following order of priority:  (i) first, in the case of a Piggyback Registration under Section 2.1(c) relating to a primary offering on behalf of the Company, the securities the Company proposes to sell for its own account, (ii) second, Registrable Securities of the Investor and all other Holders who have requested registration of Registrable Securities pursuant to Section 2.1(a) or 2.1(c) of this Agreement, as applicable, pro rata on the basis of the aggregate number of such securities or shares proposed to be sold by each such Holder and (iii) third, any other securities of the Company that have been requested to be so included, subject to the terms of this Agreement.  Any Registrable Securities withdrawn from such underwriting shall be excluded and withdrawn from the registration.  For any Holder which is a partnership or corporation, the partners, stockholders, subsidiaries, members, partners and affiliates of such Holders, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “Holder”, and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder”, as defined in this sentence.

2.2 Expenses of Registration.  All Registration Expenses incurred in connection with any registration, qualification or compliance hereunder shall be borne by the Company.  The Company shall bear its internal expenses (including, without limitation, all salaries and expenses of their officers and employees performing legal, accounting or other duties) and expenses of any person, including special experts, retained by the Company.  The Company shall also reimburse the Investor for the reasonable fees and disbursements of legal counsel to the Investor in an amount not to exceed $50,000 per registration.  All Selling Expenses incurred in connection with any registrations hereunder shall be borne by the Holders of the securities so registered pro rata on the basis of the aggregate offering or sale price of the securities so registered.

2.3 Obligations of the Company.  The Company shall use its reasonable best efforts for so long as there are Registrable Securities outstanding, to take such actions as are under its control to remain a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) if it becomes eligible for such status in the future (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)).  In addition, whenever required to effect the registration of any Registrable Securities or facilitate the distribution of Registrable Securities pursuant to an effective Shelf Registration Statement, the Company shall, as expeditiously as reasonably practicable:

(a) Provide each Holder a copy of any disclosure regarding the plan of distribution of the selling Holders, in each case, with respect to such Holder, at least three (3) business days in advance of any filing with the SEC of any registration statement or any amendment or supplement thereto that includes such information.

(b) Prepare and file with the SEC a prospectus supplement with respect to a proposed offering of Registrable Securities pursuant to an effective registration statement, subject to this Section 2.3, and keep such registration statement effective or such prospectus supplement current until the securities described therein are no longer Registrable Securities.

(c) Prepare and file with the SEC such amendments and supplements to the applicable registration statement and the prospectus or prospectus supplement used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(d) Furnish to the Holders and any underwriters such number of copies of the applicable registration statement and each such amendment and supplement thereto (including in each case, upon request of any Holder, any or all exhibits) and of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned or to be distributed by them.

(e) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders or any managing underwriter(s), to keep such registration or qualification in effect for so long as such registration statement remains in effect, and to take any other action which may be reasonably necessary to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such Holder; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

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(f) Notify each Holder at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the applicable prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

(g) Give written notice to the Holders (which notice shall not contain any material, nonpublic information):

   (i) When any registration statement filed pursuant to Section 2.1 or any amendment thereto has been filed with the SEC (except for any amendment effected by the filing of a document with the SEC pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”)) and when such registration statement or any post-effective amendment thereto has become effective;

   (ii) of any request by the SEC for amendments or supplements to any registration statement or the prospectus included therein or for additional information;

   (iii) of the issuance by the SEC of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose;

   (iv) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

   (v) of the happening of any event that requires the Company to make changes in any effective registration statement or the prospectus related to the registration statement in order to make the statements therein not misleading (which notice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made); and

   (vi) if at any time the representations and warranties of the Company contained in any underwriting agreement contemplated by Section 2.3(k) cease to be true and correct.

(h) Use its reasonable best efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of any registration statement referred to in Section 2.3(g)(iii) at the earliest practicable time.

(i) Upon the occurrence of any event contemplated by Section 2.3(f) or 2.3(g)(v), promptly prepare a post-effective amendment to such registration statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to the Holders and any underwriters, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  If the Company notifies the Holders in accordance with Section 2.3(g)(v) to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Holders and any underwriters shall suspend use of such prospectus and use their reasonable best efforts to return to the Company all copies of such prospectus (at the Company’s expense) other than permanent file copies then in such Holder’s or underwriter’s possession.  The total number of days that any such suspension may be in effect in any 180-day period shall not exceed 30 days.

(j) Use best efforts to procure the cooperation of the Company’s transfer agent in settling any offering or sale of Registrable Securities, including with respect to the transfer of physical stock certificates into book-entry form in accordance with any procedures reasonably requested by the Holders or any managing underwriter(s).

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(k) If an underwritten offering is requested pursuant to Section 2.1(a), enter into an underwriting agreement in customary form, scope and substance and take all such other actions reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith or by the managing underwriter(s), if any, to expedite or facilitate the underwritten disposition of such Registrable Securities, and in connection therewith in any underwritten offering (including making members of management and executives of the Company available to participate in “road shows,” similar sales events and other marketing activities), (i) make such representations and warranties to the Holders that are selling stockholders and the managing underwriter(s), if any, with respect to the business of the Company and its subsidiaries, and the Shelf Registration Statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in customary form, substance and scope, and, if true, confirm the same if and when requested, (ii) furnish the underwriters with opinions of counsel to the Company, addressed to the managing underwriter(s), if any, covering the matters customarily covered in such opinions requested in underwritten offerings, (iii) obtain “comfort” letters from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any business acquired by the Company for which financial statements and financial data are included in the Shelf Registration Statement) who have certified the financial statements included in such Shelf Registration Statement, addressed to each of the managing underwriter(s), if any, such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters, (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures customary in underwritten offerings, and (v) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith, their counsel and the managing underwriter(s), if any, to evidence the continued validity of the representations and warranties made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

(l) Make available for inspection by a representative of Holders that are selling stockholders, the managing underwriter(s), if any, and any attorneys or accountants retained by such Holders or managing underwriter(s), at the offices where normally kept, during reasonable business hours, financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, directors and employees of the Company to supply all information in each case reasonably requested (and of the type customarily provided in connection with due diligence conducted in connection with a registered public offering of securities) by any such representative, managing underwriter(s), attorney or accountant in connection with such Shelf Registration Statement.

(m) Cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed.

(n) If requested by Holders of a majority of the Registrable Securities being registered and/or sold in connection therewith, or the managing underwriter(s), if any, promptly include in a prospectus supplement or amendment such information as the Holders of a majority of the Registrable Securities being registered and/or sold in connection therewith or managing underwriter(s), if any, may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such amendment as soon as practicable after the Company has received such request.

(o) Timely make generally available to its stockholders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

2.4 Suspension of Sales.  During any Scheduled Black-out Period and upon receipt of written notice from the Company that a registration statement, prospectus or prospectus supplement contains or may contain an untrue statement of a material fact or omits or may omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that circumstances exist that make inadvisable use of such registration statement, prospectus or prospectus supplement, each Holder of Registrable Securities shall forthwith discontinue disposition of Registrable Securities until termination of such Scheduled Black-out Period or until such Holder has received copies of a supplemented or amended prospectus or prospectus supplement, or until such Holder is advised in writing by the Company that the use of the prospectus and, if applicable the prospectus supplement may be resumed.  The total number of days that any such suspension may be in effect in any 180-day period (other than pursuant to any Scheduled Black-out Period) shall not exceed 30 days.

2.5 Free Writing Prospectuses.  No Holder shall use any free writing prospectus (as defined in Rule 405) in connection with the sale of Registrable Securities without the prior written consent of the Company.

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2.6 Indemnification.

(a) The Company agrees to indemnify each Holder and, if a Holder is a person other than an individual, such Holder’s officers, directors, members, partners, managers, employees, agents, representatives and Affiliates, and each person, if any, that controls a Holder within the meaning of the Securities Act (each, an “Indemnitee”), against any and all Losses (as defined below), joint or several, arising out of or based upon any untrue statement or alleged untrue statement of material fact contained in any registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any documents incorporated therein by reference or contained in any free writing prospectus (as such term is defined in Rule 405) prepared by the Company or authorized by it in writing for use by such Holder (or any amendment or supplement thereto) or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that the Company shall not be liable to such Indemnitee in any such case to the extent that any such Loss is based upon (i) an untrue statement or omission made in such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto or contained in any free writing prospectus (as such term is defined in Rule 405) prepared by the Company or authorized by it in writing for use by such Holder (or any amendment or supplement thereto), in reliance upon and in conformity with information regarding such Indemnitee or its plan of distribution or ownership interests which was furnished in writing to the Company by such Indemnitee for use in connection with such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto, or (ii) offers or sales effected by or on behalf of such Indemnitee “by means of” (as defined in Rule 159A) a “free writing prospectus” (as defined in Rule 405) that was not authorized in writing by the Company.  “Losses” means any and all losses, damages, costs, expenses (including reasonable attorneys fees and disbursements), liabilities, settlement payments, awards, judgments, fines, obligations, claims, and deficiencies of any kind, excluding special, consequential, exemplary and punitive damages, other than to the extent any such special, consequential, exemplary, or punitive damages are paid or payable to a third party.

(b) If any proceeding shall be brought or asserted against any Indemnitee, such Indemnitee shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnitee and the payment of all reasonable fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnitee to give such notice shall not relieve the Company of its obligations or liabilities pursuant to this Agreement, except to the extent that it shall be finally determined by a court of competent jurisdiction that such failure shall have materially and adversely prejudiced the Company.  An Indemnitee shall have the right to employ separate counsel in any such proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnitee or Indemnitees unless: (i) the Company has agreed in writing to pay such fees and expenses; (ii) the Company shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnitee in any such proceeding; (iii) the named parties to any such proceeding (including any impleaded parties) include both such Indemnitee and the Company, and such Indemnitee shall have been advised by counsel that a conflict of interest exists if the same counsel were to represent such Indemnitee and the Company; or (iv) there may be one or more legal defenses available to such Indemnitee or Indemnitees that is different from or in addition to those available to the Company; provided, that the Company shall not be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnitees. The Company shall not be liable for any settlement of any such proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. The Company shall not, without the prior written consent of the Indemnitee, effect any settlement of any pending proceeding in respect of which any Indemnitee is a party, unless such settlement includes an unconditional release of such Indemnitee from all liability on claims that are the subject matter of such proceeding and such settlement provides for no injunctive relief against the Indemnitee.  Subject to the terms of this Agreement, all fees and expenses of the Indemnitee (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such proceeding in a manner not inconsistent with this Section 2.6(b)) shall be paid to the Indemnitee, as incurred, within ten (10) days of written notice thereof to the Company; provided, that the Indemnitee shall promptly reimburse the Company for that portion of such fees and expenses applicable to such actions for which such Indemnitee is finally judicially determined to not be entitled to indemnification hereunder.  The failure to deliver written notice to the Company within a reasonable time of the commencement of any such action shall not relieve the Company of any liability to the Indemnitee under this Section 2.6(b), except to the extent that the Company is materially and adversely prejudiced in its ability to defend such action.

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      (c) If the indemnification provided for in Section 2.6(a) is unavailable to an Indemnitee with respect to any Losses or is insufficient to hold the Indemnitee harmless as contemplated therein, then the Company, in lieu of indemnifying such Indemnitee, shall contribute to the amount paid or payable by such Indemnitee as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnitee, on the one hand, and the Company, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  The relative fault of the Company, on the one hand, and of the Indemnitee, on the other hand, shall be determined by reference to, among other factors, whether the untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company or by the Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; the Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 2.6(c) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 2.6(c).  No Indemnitee guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from the Company if the Company was not guilty of such fraudulent misrepresentation.

2.7 Assignment of Registration Rights.  The rights of a Holder to registration of Registrable Securities pursuant to Section 2.1 may be assigned by such Holder to a transferee or assignee of Registrable Securities to which there is transferred no less than $1,000,000 in Registrable Securities; provided, however, that the transferor shall, within ten days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the number and type of Registrable Securities that are being assigned.

            Notwithstanding the foregoing, the rights of a Holder to registration of Registrable Securities pursuant to Section 2.1 may be assigned to (A) any Affiliate of the Holder (including without limitation any Affiliated fund) under common control with the Holder’s ultimate parent, general partner or investment advisor or (B) any limited partner, member or shareholder of the Holder or limited partner, member or shareholder of the Holder’s Affiliates to which there is transferred any Registrable Securities, regardless of amount; provided, however, that the transferor shall, within ten days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the number and type of Registrable Securities that are being assigned.

2.8 Holdback.  With respect to any underwritten offering of Registrable Securities by the Investor or other Holders pursuant to Section 2.1, the Company agrees not to effect (other than pursuant to such registration or pursuant to a Special Registration) any public sale or distribution, or to file any Shelf Registration Statement (other than such registration or a Special Registration) covering any of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the period not to exceed 30 days prior and 90 days following the effective date of such offering as may be requested by the managing underwriter.  The Company also agrees to use its best efforts to cause each of its directors and senior executive officers to execute and deliver customary lockup agreements in such form and for such time period up to 90 days as may be requested by the managing underwriter.

2.9 Rule 144; Rule 144A Reporting.  With a view to making available to the Investor and other Holders the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

        (a) make and keep public information with respect to the Company available, as those terms are understood and defined in Rule 144(c)(1) or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of this Agreement;

        (b) file with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act, and if at any time the Company is not required to file such reports, make available, upon the request of any Holder, such information necessary to permit sales pursuant to Rule 144A (including the information required by Rule 144A(d)(4) and the Securities Act);

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(c) so long as the Investor or other Holders own any Registrable Securities, furnish to the Investor or such other Holders forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act, and of the Exchange Act; a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as the Investor or other Holders may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration; and

(d) take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act.

2.10 Forfeiture.  At any time, any Holder may elect in writing to forfeit its rights set forth in this Section 2 from that date forward; provided, that a Holder forfeiting such rights shall nonetheless be entitled to participate under Section 2.1 in any Pending Underwritten Offering to the same extent that such Holder would have been entitled to if the Holder had not withdrawn; and provided, further, that no such forfeiture shall terminate a Holder’s rights or obligations under Section 2.6 with respect to any prior registration or Pending Underwritten Offering.  “Pending Underwritten Offering” means, with respect to any Holder forfeiting its rights pursuant to this Section 2.10, any underwritten offering of Registrable Securities in which such Holder has advised the Company of its intent to register its Registrable Securities either pursuant to Section 2.1(a) or Section 2.1(c) prior to the date of such Holder’s forfeiture.

2.11 Termination of Registration Rights. A Holder’s registration rights as to any securities held by such Holder (and its Affiliates, partners, members and former members) shall not be available unless such securities are Registrable Securities.

2.12 Furnishing Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.1 or 2.3 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to be included in the applicable registration statement by applicable law or regulation to effect the registration of their Registrable Securities.

SECTION 3

MISCELLANEOUS

3.1 Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the Commonwealth of Virginia applicable to contracts made and to be performed entirely within such Commonwealth.  The parties hereto irrevocably and unconditionally agree that any suit or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby will be tried exclusively in the U.S. District Court for the ________________ or, if that court does not have jurisdiction, in any state court located in Richmond, Virginia, and the parties agree to submit to the jurisdiction of, and to venue in, such courts.

3.2 Waiver of Jury Trial.  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

3.3 Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

3.4 Entire Agreement; Amendment; Waiver.  This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the Company and the Holders of a majority of the Registrable Securities and each Holder of at least 10% of the Company’s securities; provided, that no amendment shall by its terms diminish or negatively affect a Holders’ rights in a manner differently from any other Holder without such Holder’s consent.  Any such amendment, waiver, discharge or termination shall be binding on all the Holders of Registrable Securities, but in no event shall the obligation of any Holder of Registrable Securities hereunder be materially increased, except upon the written consent of such Holder of Registrable Securities.

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3.5 Additional Parties.  Any person that acquires Registrable Securities pursuant to the terms of this Agreement and upon execution of a signature page to this Agreement shall be deemed a Holder hereunder. The addition of such other Holders shall not be deemed an amendment under Section 3.4 of this Agreement and no approval of any existing Holder or party to this Agreement other than the Company shall be required to effect such action.  The Investor consents to the provisions of this Section 3.5.

3.6 Notices, Etc.  All notices and other communications hereunder shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, or if by facsimile, upon written confirmation of receipt by facsimile, e-mail or otherwise, (ii) on the first (1st) business day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier service or (iii) on the earlier of confirmed receipt or the fifth (5th) business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid.  All notices hereunder shall be delivered, (x) if to a Holder, at 1408 N. Abingdon Street, Arlington, Virginia 22207, or at such other address as such Holder or permitted assignee shall have furnished to the Company in writing, or (y) if to the Company, at Village Bank and Trust Financial Corp., P.O. Box 330, Midlothian, Virginia 23113, Attention:  William G. Foster, Jr., or at such other address as the Company shall have furnished to each Holder in writing.

3.7 Delays or Omissions.  No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.  Any agreement on the part of any party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party.

3.8 Rights; Separability.  Unless otherwise expressly provided herein, a Holder’s rights hereunder are several rights, not rights jointly held with any of the other Holder.  In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

3.9 Information Confidential.  Each Holder acknowledges that the information received by them pursuant hereto is confidential and for its use only on behalf of the Company, and it will not use such confidential information in violation of the Securities Act or the Exchange Act or reproduce, disclose or disseminate such information to any other person (other than its partners, parent, subsidiaries, employees or agents having a need to know the contents of such information, and its attorneys), except in connection with the exercise of rights under this Agreement, unless the Company or some other party other than the Holder has made such information available to the public generally, or such Holder is required to disclose such information by a governmental body (or order thereof) or pursuant to any law, statute, rule or regulation. In the event any Holder becomes legally compelled in a legal proceeding (by deposition, interrogatory, request for documents, subpoena, civil investigation, demand, order or other legal process) or is required, pursuant to applicable laws or regulations, to disclose any of the contents of the confidential information, such Holder may do so without liability, provided such Holder (i) promptly notifies the Company prior to any such disclosure to the extent practicable and (ii) cooperates with the Company (at the Company’s sole expense) in any reasonable attempts it may make to obtain a protective order or other appropriate assurance that confidential treatment will be afforded the confidential information.

3.10 Expenses.  If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

3.11 Captions.  The article, section, paragraph and clause captions herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.

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3.12 Counterparts; Facsimile.  This Agreement may be executed by facsimile and in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.  Such facsimile signatures shall be deemed original signatures for all purposes.

In Witness Whereof, the parties have executed this Agreement as of the date and year first above written.

VILLAGE BANK AND TRUST FINANCIAL CORP.

By:
Name: William G. Foster, Jr.
Title: President and Chief Executive Officer

INVESTOR

Kenneth R. Lehman

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